UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  June 2, 2005

Cephalon, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19119	23-2484489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 Moores Road Frazer, Pennsylvania		19355
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code  (610) 344-0200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                        Entry into a Material Definitive Agreement.

On June 2, 2005, Cephalon, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Deutsche Bank Securities Inc. (the “Representative”), as representative of the several underwriters named therein (the “Underwriters”), relating to its offering of $800 million aggregate principal amount of 2.00% convertible senior subordinated notes due June 1, 2015 (the “Notes”).  The offering of the Notes was made pursuant to an effective shelf registration statement previously filed with the Securities and Exchange Commission.  The Notes were issued on June 7, 2005.  In accordance with the terms of the Underwriting Agreement, the Company granted the Underwriters of the Notes a 30-day option, solely to cover over-allotments, to purchase up to an additional aggregate $120 million principal amount of the Notes.  A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

On June 2, 2005, the Company entered into a Convertible Note Hedge Confirmation (the “Hedge Confirmation”) and a Warrant Confirmation (the “Warrant Confirmation”) (the Hedge Confirmation together with the Warrant Confirmation, the “Call Spread Agreements”) with Deutsche Bank AG, an affiliate of the Representative.  The Call Spread Agreements will have the impact of increasing the effective conversion price of the Notes (described below) from the Company’s perspective from $46.70 per share of the Company’s common stock to $67.92 per share.

Under the Hedge Confirmation, upon the conversion of Notes pursuant to their terms, Deutsche Bank AG is required to deliver to the Company the number of shares of the Company’s common stock that the Company is obligated to deliver to the holders of the Notes with respect to the conversion, calculated exclusive of shares deliverable by the Company by reason of any additional (or “make whole”) premium relating to the Notes or by reason of any election by the Company to unilaterally increase the conversion rate pursuant to the Indenture.  The Hedge Confirmation expires at the close of trading on June 1, 2015, which is the maturity date of the Notes, although Deutsche Bank AG will have ongoing obligations with respect to Notes properly converted on or prior to that date of which Deutsche Bank AG has been timely notified.

See Item 3.02 of the Current Report on Form 8-K for a description of the Warrant Confirmation and the warrants issued pursuant thereto.  Copies of the Hedge Confirmation and Warrant Confirmation are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

On June 7, 2005, the Company entered into an Indenture (the “Indenture”) with U.S. Bank National Association, as trustee, relating to the Notes.  The Notes mature on June 1, 2015 and the interest rate payable on the Notes is 2.00% per annum, payable semi-annually in arrears on June 1 and December 1 of each year, commencing December 1, 2005.  The Notes are subordinated to the Company’s existing and future senior indebtedness and senior to the Company’s existing and future subordinated indebtedness.

The Notes are convertible prior to maturity, subject to certain conditions, into cash and shares, if any, of the Company’s common stock at an initial conversion price of $46.70 per share of common stock (equivalent to a conversion rate of approximately 21.4133 shares per $1,000 principal amount of Notes).  The initial conversion price of the Notes represents a 10 percent premium to the last reported bid price of the Company’s common stock on The Nasdaq National Market (“Nasdaq”) on June 1, 2005.

Holders may surrender their Notes for conversion at any time prior to the close of business on December 1, 2014 only if any of the following conditions is satisfied:

•                  the closing sale price of the Company’s common stock on the trading day prior to the date of surrender is more than 120% of the conversion price per share of the Company’s common stock on the trading day prior to the date of surrender; or

•                  the average of the trading prices of the Notes for any five consecutive trading day period is less than 100% of the average of the conversion values of the Notes during that period; or

•                  the Company makes specific significant distributions to holders of the Company’s common stock, the Company enters into specified corporate transactions or the Company’s common stock ceases to be approved for listing on Nasdaq and is not listed for trading on a U.S. national securities exchange or any similar U.S. system of automated securities price dissemination.

Holders may surrender their Notes for conversion after December 1, 2014 and on or prior to the close of business on the business day immediately prior to the stated maturity date regardless if any of the foregoing conditions have been satisfied.

Each $1,000 principal amount of Notes is convertible into cash and shares of the Company’s common stock, if any, based on an amount (the “Daily Conversion Value”), calculated for each of the 20 trading days immediately following the conversion date (the “Conversion Period”). The Daily Conversion Value for each trading day during the Conversion Period for each $1,000 aggregate principal amount of Notes is equal to one-twentieth of the product of the then applicable conversion rate multiplied by the volume weighted average price of the Company’s common stock on that day.

For each $1,000 aggregate principal amount of Notes surrendered for conversion on or prior to the twenty-fifth scheduled trading day prior to the maturity date, the Company will deliver to holders of the Notes, on the third business day following the end of the Conversion Period, the aggregate of the following for each trading day during the related conversion period:

(1)          if the Daily Conversion Value for such day exceeds $50.00, (a) a cash payment of $50.00 and (b) the remaining Daily Conversion Value, referred to as the daily net share settlement value, in shares of the Company’s common stock; or

(2)          if the Daily Conversion Value for such day is less than or equal to $50.00, a cash payment equal to the Daily Conversion Value.

For each $1,000 aggregate principal amount of Notes surrendered for conversion after the twenty-fifth scheduled trading day prior to the maturity date and on or prior to the close of business on the business day immediately prior to maturity, (i) the holder will be deemed to have surrendered such Note as of the business day immediately preceding the maturity date, (ii) the Conversion Period for such Notes will commence on the trading day following the maturity date, (iii) in lieu of the payments and deliveries described above, the holder will receive (A) a cash payment of $1,000 on the maturity date and (B) on the third business day following the last day of the Conversion Period, the aggregate number of shares of our common stock as described under clause (1)(b) above, if any.

The daily portion of the number of shares of common stock to be delivered under clause (1)(b) above will be determined by dividing the daily net share settlement value by the volume weighted average price of the Company’s common stock for the relevant day. No fractional shares will be issued upon conversion; in lieu thereof, the Company will deliver a number of shares of the Company’s common stock equal to the aggregate of the fractional shares otherwise deliverable for each trading day during the Conversion Period, rounded down to the nearest whole number, and pay cash equal to the remainder multiplied by the volume weighted average price of our common stock on the last trading day of the Conversion Period.

The conversion price for each $1,000 aggregate principal amount of Notes is initially $46.70 per share of our common stock. The “conversion rate” of a Note is equal to $1,000 divided by the then applicable conversion price at the time of determination (initially approximately 21.4133 shares of the Company’s common stock). The conversion price is subject to adjustment as described in the Indenture. Accordingly, an adjustment to the conversion price will result in a corresponding adjustment to the conversion rate.

If the Notes are converted in connection with certain fundamental changes that occur prior to maturity of the Notes, the Company may also be obligated to pay an additional (or “make whole”) premium with respect to the Notes so converted.

The foregoing summary is qualified in its entirety by reference to the Indenture and the Form of Notes, copies of which are attached hereto as Exhibit 4.1 and 4.2, respectively, and are incorporated herein by reference.

Item 3.02                                        Unregistered Sales of Equity Securities.

Concurrent with the offering of the Notes, the Company purchased from Deutsche Bank AG, an affiliate of the Representative, a convertible note hedge at a cost of $339.1 million pursuant to the Hedge Confirmation.  The Company also sold to Deutsche Bank AG warrants to purchase an aggregate of 17,130,621 shares of our common stock and received net proceeds from the sale of $194.0 million pursuant to the Warrant Confirmation.  The Hedge Confirmation and the Warrant Confirmation will have the impact of increasing the effective conversion price of the Notes from the Company’s perspective from $46.70 per share of the Company’s common stock to $67.92 per share.

The warrants issued under the Warrant Confirmation have a strike price of $67.92 per share.  The warrants expire on September 4, 2015.  The warrants are exercisable only on the expiration date (European style).  If the warrants are exercised, the Company may choose either net cash or net share settlement.  If the Company elects to settle the warrants under net cash settlement, the Company will pay cash in an amount equal to (i) the number of warrants multiplied by (ii) the excess (if any) of the arithmetic average of the volume weighted average closing price of the Company’s common stock for a period of forty trading days following the expiration date of the warrants over the strike price of the warrants.  Under net share settlement, the Company will deliver to Deutsche Bank AG a number of shares of the Company’s common stock having a value equivalent to the amount payable upon net cash settlement.

We issued and sold the warrants to Deutsche Bank AG in transactions exempt from the registration requirements of the Securities Act of 1933, as amended, because the offer and sale did not involve a public offering.  There were no underwriting commissions or discounts in connection with the sale of the warrants.

Item 8.01                                        Other Events.

On June 1, 2005, the Company publicly announced a proposed convertible senior subordinated notes offering.  On June 2, 2005, the Company publicly announced the pricing of the convertible senior subordinated notes offering.

The Company hereby incorporates by reference the press releases dated June 1, 2005 and June 2, 2005 attached hereto as Exhibits 99.1 and 99.2, respectively, and made a part of this Item 8.01.

Item 9.01                                        Financial Statements and Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of June 2, 2005, between Cephalon, Inc. and Deutsche Bank Securities Inc., as representative of the several underwriters named therein

4.1	Indenture, dated June 7, 2005, between Cephalon, Inc. and U.S. Bank, National Association, as trustee.

4.2	Form of 2.00% convertible senior subordinated notes due 2015

10.1	Convertible Note Hedge Confirmation, dated as of June 2, 2005, between Cephalon, Inc. and Deutsche Bank AG

10.2	Warrant Confirmation, dated as of June 2, 2005, between Cephalon, Inc. and Deutsche Bank AG

99.1	Press Release dated June 1, 2005 — Cephalon, Inc. Announces Proposed Public Offering of Convertible Senior Subordinated Notes

99.2	Press Release dated June 2, 2005 — Cephalon, Inc. Prices Public Offering of 2.00% $800 Million Convertible Senior Subordinated Notes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHALON, INC.

Date: June 8, 2005	By:	/s/ J. Kevin Buchi
J. Kevin Buchi
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of June 2, 2005, between Cephalon, Inc. and Deutsche Bank Securities Inc., as representative of the several underwriters named therein

4.1	Indenture, dated June 7, 2005, between Cephalon, Inc. and U.S. Bank, National Association, as trustee.

4.2	Form of 2.00% convertible senior subordinated notes due 2015

10.1	Convertible Note Hedge Confirmation, dated as of June 2, 2005, between Cephalon, Inc. and Deutsche Bank AG

10.2	Warrant Confirmation, dated as of June 2, 2005, between Cephalon, Inc. and Deutsche Bank AG

99.1	Press Release dated June 1, 2005 — Cephalon, Inc. Announces Proposed Public Offering of Convertible Senior Subordinated Notes

99.2	Press Release dated June 2, 2005 — Cephalon, Inc. Prices Public Offering of 2.00% $800 Million Convertible Senior Subordinated Notes